                                                                EXHIBIT 4.18(d)


            FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND SECOND
                 AMENDMENT TO REVOLVER INTERCREDITOR AGREEMENT

         THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND SECOND AMENDMENT TO REVOLVER INTERCREDITOR AGREEMENT (this "Amendment"), dated as of October 10, 2001, is among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation ("Canada"), STERLING PULP CHEMICALS US, INC., a Delaware corporation ("Pulp US"), STERLING PULP CHEMICALS, INC., a Georgia corporation ("Pulp"), STERLING FIBERS, INC., a Delaware corporation ("Fibers"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (together with the Company, Canada, Pulp US, Pulp, Fibers and Energy, collectively, the "Borrowers"), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. The Borrowers are parties to a Revolving Credit Agreement dated as of July 19, 2001 (as amended by the First Amendment to Revolving Credit Agreement and Revolver Intercreditor Agreement dated as of August 17, 2001, the Second Amendment to Revolving Credit Agreement and Limited Waiver dated as of August 29, 2001, the Third Amendment to Revolving Credit Agreement and Limited Waiver dated as of September 7, 2001, and as the same may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time, the "Credit Agreement") among the Borrowers, the Administrative Agent, and the several Lenders from time to time parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B. The Borrowers have requested that the Lenders amend the Credit Agreement as hereinafter set forth.

         C. The Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the amendments intended hereby) are willing to so amend the Credit Agreement, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrowers, set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:

         SECTION 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following amendments) hereby agree to amend the Credit Agreement and the Revolver Intercreditor Agreement as set forth below in this Section 1, in each case effective as of the Amendment Effective Date (as hereinafter defined).

         (a) ADDITION OF DEFINITIONS TO THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is amended by inserting the following definitions in the appropriate alphabetical position therein:

                  "Appraiser" is defined in Section 5.2.3.

                  "Excess EBITDA" is defined in Section 7.2.7.

                  "Qualified Financial Forecast" is defined in Section 5.2.3.

         (b) AMENDMENTS TO CERTAIN CREDIT AGREEMENT DEFINITIONS. Section 1.1 of the Credit Agreement is amended by deleting the existing definitions of the terms described in this Section 1(a) below in their entirety and inserting the following definitions in lieu thereof:

                  "Borrowing Base Amount" means, at any time, an amount equal to the sum of (without duplication) (a) 85% of Eligible Accounts; plus (b) on and after the date which is the later to occur of (i) the date of entry of the Priming Order and (ii) the date the Borrowers have fully complied with the proviso to clause (b) of Section 5.2.3, the product of (A) the lesser of (x) $10,000,000 and (y) 33% of Generator Receivables multiplied by (B) a fraction the numerator of which is the excess, if any, of $40,000,000 over the aggregate amount of any reductions in the Current Assets Loan Commitment Amount pursuant to clause (b) of Section 3.1.2 as a result of Dispositions of Fixed Assets Collateral and the denominator of which is $40,000,000; plus (c) 65% of Eligible Inventory; provided, however, that the amount available pursuant to clause (c) of this definition shall not at any time exceed 50% of the Current Assets Loan Commitment Amount at such time. The Administrative Agent shall have the right to review computations of the Borrowing Base Amount and if, in its reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct such errors.

                  "Current Assets" means all of the assets of the Borrowers other than the Fixed Assets Collateral; provided, however, except to the extent set forth in paragraph H of the Final Order, Current Assets shall not include, and, except to the extent set forth in paragraph H of the Final Order, the Liens granted to the Administrative Agent for the benefit of the Lenders shall not extend to, any causes of action arising under Chapter 5 of the Bankruptcy Code or any proceeds thereof.

                  "Current Assets Obligations" means all obligations of every kind and nature, including without limitation, principal, fees, interest (including interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers), expenses, indemnities and all other sums, monetary or otherwise, whether absolute or contingent, matured or unmatured, of the Borrowers and each other Obligor arising under, in connection with or relating to the Current Assets Loans, the Current Assets Loan Commitment, any Current Assets Security Document or any other Loan Document which secures or guarantees such obligations (including obligations under a Rate Protection Agreement where the counterparty is a Current Assets Lender or its Affiliate), in each case, to the extent such obligations are owed to any Current Assets Secured Party.

                  "Final Order" means an order or judgment of the Bankruptcy Court after a final hearing pursuant to Section 364 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, approving the transactions contemplated by the Loan Documents in form and substance acceptable to Lenders and the Administrative Agent, in their sole discretion, including (i) a finding in favor of the Administrative Agent and the Lenders pursuant to 11 U.S.C. Section 364(e), (ii) the grant of a Superpriority Claim in favor of the Administrative Agent and the Lenders with respect to all of the Obligations, and (iii) granting Liens in the Current Assets Collateral and the Fixed Assets Collateral securing the Obligations as set forth in Section 7.1.8 and the other Loan Documents; and which order or judgment of the Bankruptcy Court has not been reversed, stayed or otherwise rendered ineffective or modified in any manner (except as may be provided in the Priming Order), and if such order is the subject of a pending appeal in any respect, neither the making of any Credit Extensions, nor the granting of Superpriority Claim status with respect to the Obligations, nor the granting of the Liens described hereinabove, nor the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

                  "Fixed Assets Obligations" means all obligations of every kind and nature, including without limitation, principal, fees, interest (including interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers), expenses, indemnities and all other sums, monetary or otherwise, whether absolute or contingent, matured or unmatured, of the Borrowers and each other Obligor arising under, in connection with or relating to the Fixed Assets Loans, the Fixed Assets Loan Commitment, the Fixed Assets Security Documents or any other Loan Document which secures or guarantees such obligations (including obligations under a Rate Protection Agreement where the counterparty is a Fixed Assets Lender or its Affiliate), in each case, to the extent such obligations are owed to any Fixed Assets Secured Party.

                  "Minimum Excess Availability" means, at any time (a) prior to the date which is the date of entry of the Priming Order, $12,000,000, plus the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7) and (b) on and after the date of entry of the Priming Order, the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7), plus, for all purposes of this Agreement other than
         Section 7.2.21, the sum of (x) $6,000,000 plus (y) 15% of the aggregate amount of any reductions in the Current Assets Loan Commitment Amount pursuant to clause (b) of Section 3.1.2 as a result of Dispositions of Fixed Assets Collateral.

                  "Priming Lien" means a security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) granted, or to be granted, to the Current Assets Secured Parties pursuant to the Priming Order to secure up to $40,000,000 in Current Assets Obligations, which Lien and security interest is (or will be upon entry of the Priming Order) a first-priority security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company), subject to no other prior security interests or Liens other than Existing Leases and the Priority Liens described in clause (b)(ii)(B)(y) and clause (c) of the definition thereof; provided that the Current Assets Obligations secured by the Priming Lien shall not exceed $40,000,000 in the aggregate, less the aggregate amount of all permanent reductions made from time to time to the Current Assets Loan Commitment Amount pursuant to Section 3.1.2(b).

                  "Priming Order" means an order or judgment of the Bankruptcy Court after a final hearing pursuant to Section 364 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, in form and substance acceptable to Lenders and the Administrative Agent, in their sole discretion, which grants the Priming Lien and which order or judgment of the Bankruptcy Court has not been reversed, stayed or otherwise rendered ineffective or modified in any manner, and if such order is the subject of a pending appeal in any respect, neither the making of any Credit Extensions, nor the granting of Superpriority Claim status with respect to the Obligations, nor the granting of the Priming Lien described hereinabove, nor the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

                  "Priority Liens" means (a) with respect to Fixed Assets Obligations, (i) the Liens on the Current Assets Collateral securing the Current Assets Obligations and, after the date of entry of the Priming Order, the Priming Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) and (ii) the Lien on 65% of the Capital Securities of the Foreign Restricted Subsidiaries securing the Senior Secured Notes; (b) with respect to Current Assets Obligations, (i) for the period prior to (but not on or after) the date of entry of the Priming Order, the Liens on (A) the Fixed Assets of the Borrowers and the Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes, and
         (B) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes, and (ii) on and after the date of entry of the Priming Order, (A) with respect to any Current Assets Obligations in excess of the amount of Current Assets Obligations secured by the Priming Lien (but in all cases excluding the amount of Current Assets Obligations secured by the Priming Lien), the Liens on (x) the Fixed Assets of the Borrowers and the Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes and (y) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes and (B) with respect to any Current Assets Obligations secured by the Priming Lien, the Liens on (x) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes and (y) 65% of the Capital Securities of the Foreign Restricted Subsidiaries securing the Senior Secured Notes; and (c) with respect to the

         Obligations, the Lien granted under the agreement with BP Chemicals, Inc. described in clause (b), Part 2, Item 7.2.3(c) of the Disclosure Schedule.

                  "Superpriority Claim" means, in relation to any Borrower, a claim against such Borrower in such Borrower's Case which is a superpriority administrative expense claim authorized and established by the Bankruptcy Court pursuant to, and having the status prescribed by, Sections 364(c) and 507(b) of the Bankruptcy Code and any and all statutory provisions cited therein and having priority over any or all administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code; provided, however, that, except to the extent set forth in paragraph H of the Final Order, the Superpriority Claim of the Administrative Agent and the Lenders shall not extend to any causes of action arising under Chapter 5 of the Bankruptcy Code or any proceeds thereof.

                  "Trustee" means The Bank of New York (assignee of Harris Trust Company of New York), as trustee under the Senior Secured Note Indenture.

         (c) AMENDMENT TO SECTION 3.1.1 OF THE CREDIT AGREEMENT. Clause (f) of
Section 3.1.1 of the Credit Agreement is amended by deleting the reference to "clause (b)(iii) of Section 3.1.2" in clause (ii) and inserting a reference to "clause (b)(iv) of Section 3.1.2" in lieu thereof.

         (d) AMENDMENT TO SECTION 3.1.2 OF THE CREDIT AGREEMENT. Clause (b) is deleted from Section 3.1.2. of the Credit Agreement and the following is inserted in lieu thereof:

                  "(b) Subject to any applicable terms of the Senior Debt Intercreditor Agreement dated as of July 23, 1999 between the Indenture Trustee, on behalf of itself and the holders of the Senior Secured Notes, and the CIT Group/Business Credit, Inc., as administrative agent on behalf of the parties described therein, each prepayment of Obligations pursuant to clause (d) and clause (f)(ii) of Section 3.1.1 shall be applied (i) in the case of a Disposition of Fixed Assets Collateral other than the Capital Securities of the Company (A) prior to the date of entry of the Priming Order, first, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full, and, second, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full, and (B) on and after the date of entry of the Priming Order, first, to a mandatory prepayment of outstanding Current Assets Obligations until an aggregate amount of $40,000,000 of Current Assets Obligations have been repaid, second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full, and, third, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full; (ii) in the case of a Disposition of Capital Securities of the Company, first, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full, and, second, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full; (iii) in the case of a Disposition of Current Assets (other than Dispositions of Capital Securities of Unrestricted Subsidiaries), first, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full (or, with respect to Letters of Credit, Cash Collateralized) and, second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full; and (iv) in the case of a Disposition of Capital Securities of Unrestricted Subsidiaries or the receipt of Net Equity Proceeds of the type described in clause (b) of the definition thereof, to the Fixed Assets Obligations and the Current Assets Obligations in the order designated by the Company upon receipt of same by any Obligor, or if no such designation is received by the Administrative Agent prior to or upon receipt of such proceeds, then to the Obligations as determined by the Administrative Agent. In the case of any Disposition of Fixed Assets Collateral prior to the date of the entry of the Priming Order or at any time with respect to a Disposition of Capital Securities of the Company, the Fixed Assets Loan Commitment Amount shall be automatically and permanently reduced by the aggregate amount of the Net Disposition Proceeds; provided that so long as no Default or Event of Default then exists, no such reduction shall occur with respect to Net Disposition Proceeds from a casualty or condemnation of Fixed Assets which are permitted to be used by the Borrowers in connection with the restoration or replacement of the affected assets in accordance with Section 2.3 of the Mortgages. In the case of any Disposition of Fixed Assets Collateral other than the Capital Securities of the Company on or after the date of the entry of the Priming Order, (1) the Current Assets Loan Commitment Amount shall be automatically and permanently reduced by an amount equal to the lesser of (x) the aggregate amount of such Net Disposition Proceeds and
         (y) an amount that, when added to all other prior reductions of the Current Assets Loan Commitment Amount pursuant to this clause (1), equals $40,000,000, and (2) the Fixed Assets Loan Commitment Amount shall be automatically and permanently reduced by an amount equal to the excess, if any, of the aggregate amount of such Net Disposition Proceeds over the aggregate amount of any reduction in the Current Assets Loan Commitment Amount pursuant to the foregoing clause (1); provided in each case that so long as no Default or Event of Default then exists, no such reduction shall occur with respect to Net Disposition Proceeds from a casualty or condemnation of Fixed Assets which are permitted to be used by the Borrowers in connection with the restoration or replacement of the affected assets in accordance with
         Section 2.3 of the Mortgages. Upon the indefeasible payment in cash of $40,000,000 in the aggregate of Current Assets Obligations and a permanent reduction of the Current Assets Loan Commitment Amount by $40,000,000 in the aggregate pursuant to the immediately preceding sentence, the Priming Lien shall automatically terminate and be released without the necessity of further action by the parties and the Administrative Agent shall execute and deliver such documentation as is reasonably requested by the Borrowers in order to confirm that such termination and release of the Priming Lien has occurred."

         (e) AMENDMENT TO SECTION 5.2.3 OF THE CREDIT AGREEMENT. Section 5.2.3. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "5.2.3. Financing Order. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect (other than by the Final Order and Priming Order as provided therein and hereinbelow); provided that no Lender shall have any obligation to make any Credit Extension if the making of such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed the lesser of (x) $155,000,000 and (y) the amount thereof which was authorized by the Bankruptcy Court in the Interim Order unless:

                           (a) the Administrative Agent and each of the Lenders
                  shall have received a certified copy (or other evidence satisfactory to the Administrative Agent) of the Final Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) shall have been entered into no later than September 14, 2001, and (iii) shall then be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; provided in such case that no Lender shall have any obligation to make any Credit Extension if the making of any such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed $155,000,000; or

                           (b) the Administrative Agent and each of the Lenders
                  shall have received a certified copy (or other evidence satisfactory to the Administrative Agent) of the Priming Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent, and (ii) shall then be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; provided that, notwithstanding the foregoing, if the making of any Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding to exceed $170,000,000, no Lender shall have any obligation to make such Credit Extension until the Borrowers shall have (A) previously submitted to the Administrative Agent (i) a Qualified Financial Forecast, together with a written report from the Appraiser addressed to the Administrative Agent and the Lenders stating that it has reviewed such Qualified Financial Forecast and performed the scope of work set forth in its engagement letter with the Administrative Agent and that, in the Appraiser's opinion, the Borrowers' Qualified Financial Forecast, including the Borrowers' outlook for acrylonitrile and styrene, the assumptions and key factors contained in such Qualified Financial Forecast (including the reliability of the sources referred to in such Qualified Financial Forecast for such outlook, assumptions and key factors) and the working capital levels, margins, operating cash flow, and EBITDA reflected therein are all reasonable, and (ii) the most recent set of Projections to be delivered to the Lenders pursuant to Section 7.1.1.(o), demonstrating pro forma compliance with Section
                  7.2.7 (at the levels that would be in effect assuming this proviso were satisfied) and Section 7.2.4 throughout the next 12 month period, and (B) the Borrowers have otherwise complied with the other provisions of this Section 5.2. To the extent that the Borrowers are unable to satisfy the requirements in clause (A) (i) of the proviso to the immediately preceding sentence with respect to the Qualified Financial Forecast most recently submitted to the Administrative Agent, the Borrowers may from time to time revise and/or replace such Qualified Financial Forecast and re-submit the same to the Administrative Agent for review by the Appraiser in order to attempt to satisfy such proviso; provided that (x) any material revisions to any such Qualified Financial Forecast and all replacement Qualified Financial Forecasts must be in form and substance acceptable to the Approving Lenders, and
                  (y) all such revisions, whether or not material, and any replacement Qualified Financial Forecasts must be acceptable in form and substance to the

                  Administrative Agent. All costs and expenses of the Appraiser shall be paid by the Borrowers as provided in the engagement letter among the Appraiser, the Administrative Agent and the Company dated as of September 14, 2002, (and any subsequent engagement letters).

                  As used in the foregoing paragraph, (a) "Appraiser" means Nexant, Inc. or such other independent appraiser of national standing as may be retained by the Administrative Agent for the benefit of the Lenders (and consented to by the Company, which consent shall not be unreasonably withheld or delayed) and (b) "Qualified Financial Forecast" means the consolidated operating and financial plan of the Company, including a restart of the acrylonitrile production and a turnaround of the styrene facility at the Texas City, Texas plant attached hereto as Exhibit Q, as the same may be revised and/or replaced from time to time pursuant to the penultimate sentence of the foregoing paragraph."

         (f) AMENDMENT TO SECTION 7.2.7 OF THE CREDIT AGREEMENT. Section 7.2.7. of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "7.2.7 Monthly Minimum EBITDA. The Borrowers will not permit EBITDA for the Borrowers to be less than (i.e., be a greater negative number than those set forth below) the following amounts at the end of each of the calendar months set forth below opposite such amounts:

                  Prior to the date that the Borrowers have fully satisfied the proviso to clause (b) of Section 5.2.3

                  Calendar Month                                        Minimum EBITDA
                  --------------                                        --------------
                  Filing Date through and including August 31, 2001         (7,600,000)
                  September 2001                                            (3,300,000)
                  October 2001                                              (3,900,000)
                  November 2001                                             (3,000,000)
                  December 2001                                             (3,400,000)
                  January 2002                                              (2,500,000)
                  February 2002                                             (4,200,000)
                  March 2002                                                (8,300,000)
                  April 2002                                                (1,000,000)
                  May 2002                                                   1,600,000
                  June 2002                                                  2,800,000
                  Each calendar month thereafter                             5,000,000

                  Effective on and after the date that the Borrowers have fully satisfied the proviso to clause (b) of Section 5.2.3

                  Calendar Month                                         Minimum EBITDA
                  --------------                                         --------------
                  Filing Date through and including August 31, 2001          (7,600,000)
                  September 2001                                             (3,300,000)
                  October 2001                                               (5,300,000)
                  November 2001                                              (5,100,000)
                  December 2001                                              (6,300,000)
                  January 2002                                               (1,900,000)
                  February 2002                                              (1,650,000)
                  March 2002                                                 (2,200,000)
                  April 2002                                                    800,000
                  May 2002                                                    1,600,000
                  June 2002                                                   1,000,000
                  July 2002                                                   4,700,000
                  August 2002                                                 5,000,000
                  September 2002                                              5,000,000
                  October 2002 and each month thereafter                      6,000,000

         provided, however, that for each calendar month set forth above that the Borrowers' EBITDA exceeds the minimum EBITDA amount set forth above opposite such calendar month (i.e., reflects a lower negative number or exceeds a positive number), such excess (the "Excess EBITDA") shall be carried forward on a cumulative basis to the next calendar month's calculation of minimum EBITDA of the Borrowers, provided, further, that Excess EBITDA from any calendar month in a given Fiscal Year may only be carried forward to a calendar month in the same Fiscal Year."

         (g) AMENDMENT TO SECTION 8.2 OF CREDIT AGREEMENT. Section 8.2 of the Credit Agreement is amended by deleting the phrase "five (5) Business Days' notice" and inserting the phrase "seven (7) Business Days' notice" in lieu thereof.

         (h) ADDITION OF EXHIBIT Q TO THE CREDIT AGREEMENT. A new Exhibit Q is added to the Credit Agreement in the form attached as Exhibit Q hereto.

         (i) AMENDMENTS TO SECTION 3.3 OF THE REVOLVER INTERCREDITOR AGREEMENT.

                  (i) Paragraph (a) of Section 3.3 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                           "(a) The Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders) shall have the sole and exclusive right to sell, transfer or otherwise dispose of (i) the Current Assets Collateral and (ii) after the date that the Priming Order has been entered, the Fixed Assets Collateral (other than the Capital Securities of the Company) up to the amount of the Current Assets Obligations which are secured by the Priming Lien, in each case in any manner deemed necessary or appropriate by it without regard to the security interest or Liens of the Fixed Assets Secured Parties and without the Fixed Assets Secured Parties' consent. Simultaneously with the sale, transfer or other disposition of all or any part of the Collateral described in clauses (i) and (ii) above by the Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders), the Administrative Agent shall release or otherwise terminate the security interests in and Liens on all of such Current Assets Collateral and such Fixed Assets Collateral which is held by the Fixed Assets Secured Parties."

                  (ii) Paragraph (b) of Section 3.3 of the Revolver Intercreditor Agreement is amended by deleting the reference to "Section 3.3" in the first line of such paragraph and inserting the reference "Section 3.3(a)" in lieu thereof.

                  (iii) Paragraph (d) of Section 3.3 of the Revolver Intercreditor Agreement is amended by deleting the reference to "Section 3.3(a)(ii)" in the clause (iii) of such paragraph and inserting the reference "Section 3.3(a)" in lieu thereof.

                  (iv) Paragraph (h) of Section 3.3 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                           "(h) The Current Assets Secured Parties understand and agree that, so long as any Fixed Assets Obligations shall not have been paid in cash in full and until all Fixed Assets Commitments shall have been fully and permanently terminated, the Administrative Agent shall, with respect to the Fixed Assets Collateral, accept directions only from the Fixed Assets Secured Parties; provided that after the date that the Priming Order has been entered, the Administrative agent shall, with respect to the Fixed Assets Collateral (other than Capital Securities of the Company) accept directions only from the Current Assets Secured Parties until either (i) the Priming Lien is no longer in effect and outstanding, or (ii) the Current Assets Loan Commitment Amount has been reduced pursuant to Section 3.1.2(b) of the Credit Agreement by $40,000,000 in the aggregate."

         (j) AMENDMENTS TO SECTION 3.4 OF THE REVOLVER INTERCREDITOR AGREEMENT.

                  (i) Paragraph (c) of Section 3.4 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                           "(c) Each Fixed Assets Lender agrees that if it receives (i) Current Assets Liquidation Proceeds or (ii) after the date of entry of the Priming Order, Fixed Assets Liquidation Proceeds to which it is not entitled pursuant to the terms of this Agreement, then such Fixed Assets Lender shall promptly remit such proceeds to the Administrative Agent for application in accordance with clause (a) of this Section 3.4."

                  (ii) Paragraph (d) of Section 3.4 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                           "(d) Each Current Assets Lender agrees that if it receives Fixed Assets Liquidation Proceeds to which it is not entitled pursuant to the terms of this Agreement, then such Current Assets Lender shall promptly remit such proceeds to the Administrative Agent for application in accordance with clause (b) of this Section 3.4."

                  (iii) A new Paragraph (e) is added to Section 3.4 of the Revolver Intercreditor Agreement that reads as follows:

                           "(e) For purposes of this Section, the terms "Fixed Assets Liquidation Proceeds" and "Current Assets Proceeds" shall include proceeds of Fixed Assets Collateral or Current Assets Collateral, as applicable, received by any party hereto from any source whatsoever, including by means of setoff."

         (k) AMENDMENT TO SECTION 4.2 OF THE REVOLVER INTERCREDITOR AGREEMENT. Paragraph (a) of Section 4.2 of the Revolver Intercreditor Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "(a) Notwithstanding anything to the contrary herein, with respect to policies which insure (i) the Current Assets Collateral or,
         (ii) after the date of entry of the Priming Order, the Fixed Assets Collateral subject to the Priming Lien, if, pursuant to the Applicable Agreements, the Company is required to obtain satisfactory loss payable endorsements naming the Current Assets Secured Parties and the Fixed Assets Secured Parties, as their interests may appear, as loss payees, or with such other designation as the parties hereto may agree, the Administrative Agent (in its capacity as secured party for and on behalf of the Current Assets Lenders and the Fixed Assets Lenders) shall, subject to the Administrative Agent's rights under the Applicable Agreements, have the sole exclusive right, as against the Fixed Assets Secured Parties, to effect settlement of such insurance policy in the event of any loss to any Current Assets Collateral). All proceeds of such policy shall be paid to the Administrative Agent and apply the proceeds of such policy in accordance with clause (a) of
         Section 3.4."

         SECTION 2. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendments to the Credit Agreement and the Revolver Intercreditor Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received a copy of this Amendment executed and delivered by each of the applicable Obligors and by the Approving Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties shall have been true and correct as of such earlier date).

         (c) PAYMENT OF EXPENSES. The Borrowers shall have paid and the Administrative Agent shall have received all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (d) DELIVERY OF DOCUMENTS. The Administrative Agent shall have received certified copies any documents or instruments reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.

         (e) APPROVAL BY BANKRUPTCY COURT. The Administrative Agent shall have received a copy (or such other evidence satisfactory to Administrative Agent) of the Priming Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent and the Lenders, (ii) authorizes the Borrowers to execute, deliver and to perform their respective obligations under this Amendment and grants the Priming Lien, (iii) shall have been entered upon a motion of the Borrowers satisfactory in form and substance to the Administrative Agent, (iv) shall be in full force and effect, and (v) shall not have been stayed, reversed, modified or amended in any respect.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the applicable Obligors of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Organic Documents of any Obligor, (ii) conflict with or result in any breach or contravention of, or (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement) the creation of any Lien under, any material contract or indenture entered into or assumed after the Filing Date that is binding on or affects any Obligor or, upon entry of the Priming Order, any order, injunction, writ or decree of any Governmental Authority to which any Obligor is a party or its property is subject, or (iii) upon entry of the Priming Order, violate any applicable law binding on or affecting any Obligor.

         (b) GOVERNMENTAL AUTHORIZATION. Upon entry of the Priming Order, no approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority will be necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents. No Obligor is in default under or with respect to its Organic Documents. The execution, delivery and performance of this Amendment shall not result in any default under any material contract or indenture entered into or assumed on or after the Filing Date that is binding or affects any Obligor.

         (d) BINDING EFFECT. Upon entry of the Priming Order, this Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Obligors that are parties thereto, enforceable against such Obligors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         SECTION 4. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS. Except for the specific amendments expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when each of the conditions precedent set forth in Section 2 of this Amendment have been satisfied (the "Amendment Effective Date").

         (f) AFFIRMATION OF OBLIGATIONS. Notwithstanding that such consent is not required thereunder, the undersigned Obligors hereby consent to the execution and delivery of this Amendment by the parties hereto and reaffirm their respective obligations under each of the Loan Documents to which such Obligors are parties.

         (g) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement, the Obligors that are parties hereto hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agrees that, except as otherwise expressly provided in this Amendment, the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Loan Documents and Liens and (iii) acknowledges and agrees that, except as otherwise expressly provided for in this Amendment with respect to the Priming Order, the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers and the other Obligors of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                      OBLIGORS:


                                      STERLING CHEMICALS, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      STERLING CANADA, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      STERLING PULP CHEMICALS US, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      STERLING PULP CHEMICALS, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      STERLING FIBERS, INC.


                                      By:
                                         --------------------------------------
                                           Title:

                                      STERLING CHEMICALS ENERGY, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      STERLING CHEMICALS
                                      INTERNATIONAL, INC.


                                      By:
                                         --------------------------------------
                                           Title:



                                      STERLING CHEMICALS HOLDINGS, INC.



                                      By:
                                         --------------------------------------
                                           Title:

                                      ADMINISTRATIVE AGENT:

                                      THE CIT GROUP/BUSINESS CREDIT,
                                      INC., as Administrative Agent


                                      By:
                                         --------------------------------------
                                           Title:


                                      LENDERS:


                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      IBJ WHITEHALL BUSINESS CREDIT
                                      CORPORATION


                                      By:
                                         --------------------------------------
                                           Title:


                                      FLEET CAPITAL CORPORATION


                                      By:
                                         --------------------------------------
                                           Title:


                                      TEXTRON FINANCIAL CORP.


                                      By:
                                         --------------------------------------
                                           Title:

                                      TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                      By:
                                         --------------------------------------
                                           Title:


                                      GMAC BUSINESS CREDIT, LLC


                                      By:
                                         --------------------------------------
                                           Title:


                                      THE PROVIDENT BANK


                                      By:
                                         --------------------------------------
                                           Title:


                                      GPSF SECURITIES, INC.


                                      By:
                                         --------------------------------------
                                           Title:


                                      FOOTHILL INCOME TRUST II, L.P.


                                      By:
                                         --------------------------------------
                                           Title:


                                      CONGRESS FINANCIAL CORPORATION


                                      By:
                                         --------------------------------------
                                           Title:

                                      COMERICA BANK


                                      By:
                                         --------------------------------------
                                           Title:

                                    EXHIBIT Q

                          Qualified Financial Forecast